Exhibit 10.1

CASUAL MALE RETAIL GROUP, INC.

1992 STOCK INCENTIVE PLAN, AS AMENDED

Non-Qualified Stock Option Grant Agreement

THIS AGREEMENT, made as of this           day of             , 20    , between Casual Male Retail Group, Inc., a Delaware corporation (the “Company”), and                      (the “Participant”).

WHEREAS, the Company has adopted and maintains the Casual Male Retail Group, Inc. 1992 Stock Incentive Plan, as amended (the “Plan”), to encourage and enable the officers, employees and directors of the Company and its subsidiaries, and other persons who are responsible for or contribute to the management, growth or profitability of, or who provide substantial services to, the Company and its subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company, thereby assuring a closer identification of such persons’ interests with those of the Company, stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company;

WHEREAS, the Plan provides that a committee of the Board of Directors of the Company (the “Committee”) shall administer the Plan and shall determine the individuals to whom stock options shall be granted and the amount and type of such stock options; and

WHEREAS, the Committee has determined that the purposes of the Plan would be furthered by granting the Participant a stock option under the Plan as set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Option. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a stock option (the “Option”) with respect to              shares of common stock of the Company (“Company Stock”). The Option does not constitute an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Grant Date. The Grant Date of the Option is             .

3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.

4. Exercisability.

(a) Subject to Section 4(b) below, the Option shall first be exercisable with respect to a number of whole shares as close as possible to the following portion of the total number of shares subject hereto on the following dates:

Number of Years After Date of Grant	Percentage of Shares Becoming Available For Exercise	Cumulative Percentage Available
Less than 1 year	0%	0
1-2 years	33 1/3%	33 1/3%
2-3 years	33 1/3%	66 2/3%
3 or more years	33 1/3%	100%

(b) In the event of a Change of Control, the Option shall be fully exercisable as of the effective date of the Change of Control.

5. Exercise Price. The exercise price-per-share of each share with respect to which the Option is granted is $                 (the “Exercise Price”), the Fair Market Value of a share of Company Stock as of the Grant Date.

6. Expiration Date. Subject to the provisions of the Plan and this Agreement, the Option shall expire and terminate on the tenth anniversary of the Grant Date.

7. Termination. If the Participant ceases his/her employment with the Company, this Option shall become fully vested and exerciseable, subject to the following limitation. If the Participant ceases his/her employment for any reason other than Cause (as defined in the Plan), the Participant will have 90 days from the date the Participant ceases his/her employment in which to exercise this Option, or until the Expiration Date, if earlier. If the Participant ceases his/her employment for Cause, any Option held by the Participant will terminate immediately and be of no further force and effect. If the Participant ceases his/her employment because of death or disability (or otherwise has an Option outstanding at the time of his or her death), the Option may be exercised by the Participant’s legal representative or legatee for a period of one (1) year from the date of death/disability or until the Expiration Date, if earlier.

8. Method of Exercise. The Participant may exercise this Option, in whole or in part, only by a cashless exercise (in which, upon exercise, the Participant forfeits a number of shares of Company Stock underlying this Option having an aggregate Fair Market Value equal to the aggregate Exercise Price of the portion of the Option being exercised) by surrender of this Option at the principal office of the Company, together with a written notice of his or her election to purchase some or all of the vested shares of Company Stock purchasable at the time of such notice, in which event the Company shall issue to the Participant a number of shares of Company Stock computed using the following formula:

	X =	Y – [(A*Y)/B]

Where	X =	the number of shares of Company Stock to be issued to the Participant.

	Y =	the number of shares of Company Stock purchasable upon exercise of all of the Option or, if only a portion of the Option is being exercised, the portion of the Option being exercised.

	A =	the Exercise Price.

	B =	the per share Fair Market Value of one share of Company Stock.

Certificates for shares of Company Stock purchased upon the exercise of the Option shall be issued in the name of the Participant or his beneficiary, as the case may be, and delivered to the Participant or his beneficiary as soon as practicable following the effective date on which the Option is exercised.

9. Tax Withholding. The Participant is obligated to remit to the Company, or make arrangements satisfactory to the Committee, an amount sufficient in the determination of the Company to satisfy any federal, state or local tax withholding and other taxes due or potentially payable in connection with the exercise of the Option. To the extent permitted by the Committee in its sole discretion, the Participant may satisfy this obligation by (i) directing the Company to withhold from the shares of Company Stock to be issued to the Participant upon the exercise of the Option a number of whole shares of Company Stock or (ii) transferring to the Company a number of whole shares of Company Stock owned by the Participant, in either case having a Fair Market Value (determined as of the date on which the amount of required tax withholding is determined) as close as possible to the minimum amount of such obligation, with any additional amount to be paid by the Participant in cash.

10. Securities Matters.

(a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the “1933 Act”) of any interests in the Plan or any shares of Company Stock to be issued thereunder or to effect similar compliance under any state laws. The Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant hereto unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable. The Participant specifically understands and agrees that the shares of Company Stock, if and when issued upon exercise of the Option, may be “restricted securities,” as that term is defined in Rule 144 under the 1933 Act and, accordingly, the Participant may be required to hold the shares indefinitely unless they are registered under such Act or an exemption from such registration is available.

(b) The exercise of the Option shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Company Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any exercise of the Option in order to allow the issuance of shares of Company Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of the Option. During the period that the effectiveness of the exercise of the Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

11. Non-transferability of Option. This Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution and this Option shall be exercisable, during the Participant's lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may permit the Participant to transfer, in whole or in part, without consideration for the transfer, this Option to members of the Participant's immediate family, to any corporation, partnership, limited liability company trust or other similar entity of which the Participant and/or any members of the Participant's family are the principal stockholders, partners, members, equity owners or beneficiaries; provided, however, that the transferee agrees in writing with the Company to be bound by all terms and conditions of the Plan and this Option.

12. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

13. Integration. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to the provisions governing conflict of laws.

16. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Option shall be final and conclusive.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

CASUAL MALE RETAIL GROUP, INC.

By:	/s/ David A. Levin
Name:	David A. Levin
Title:	President, CEO

Receipt of the foregoing Option is acknowledged and its terms and conditions are hereby agreed to:

Date:

Address: